Exhibit 99.1

   Pacific Capital Bancorp Reports Second Quarter Financial Results
              Company Announces 5% Increase in Dividend


    SANTA BARBARA, Calif.--(BUSINESS WIRE)--July 17, 2003--Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company with $4.5 billion in assets, today reported financial results for the quarter ended June 30, 2003.
    Net income was $13.4 million, or $0.38 per diluted share, compared with net income of $15.2 million, or $0.43 per diluted share, in the second quarter of 2002.
    The Company did not recognize as much additional income related to the Refund Anticipation Loan (RAL) program in the second quarter of 2003 as it did in the second quarter of 2002, a possibility that was discussed in the first quarter press release. For purposes of comparison, RAL income contributed $2.95 million more in after tax earnings in the second quarter of 2002 than it contributed in the second quarter of 2003.
    For the first six months of 2003, Pacific Capital Bancorp's net income increased 16.5% to $49.8 million, or $1.43 per diluted share, from $42.7 million, or $1.22 per diluted share for the first six months of 2002.
    Pacific Capital Bancorp's return on average equity (ROE) and return on average assets (ROA) for the second quarter of 2003 were 13.52% and 1.21%, respectively, compared to 17.97% and 1.51%, respectively, for the second quarter of 2002.
    "While the operating environment remains challenging, we are pleased with the developments in a number of key areas during the second quarter," said William S. Thomas, Jr., President and Chief Executive Officer of Pacific Capital Bancorp. "We saw notable improvement in the financial condition of a number of our borrowers, which resulted in improved asset quality. In addition, loan demand on the part of our commercial customers appears to be improving earlier than we had anticipated. Our noninterest revenue areas are also performing well, collectively increasing by 22% over the second quarter of last year.
    "The progress in these areas is helping to offset the continued pressure on our net interest margin resulting from the declining interest rate environment. With interest rates at 40-year lows, current conditions are not conducive to generating growth in our net interest income, and our performance in the controllable aspects of our business is minimizing the impact on our bottom line," said Thomas.

    Financial Highlights

    During the second quarter, total interest income was $60.4 million, compared with $64.2 million in the same period last year.
    Total interest expense for the second quarter of 2003 was $13.5 million, compared with $15.7 million for the second quarter of 2002. Although deposit volume increased year-over-year, total interest expense declined due to the lower interest rate environment.
    Exclusive of RALs, net interest margin for the second quarter of 2003 was 4.59%. This compares with a net interest margin of 5.14% in the second quarter of 2002 and 4.86% in the first quarter of 2003. The reduction in net interest margin from the previous quarter is primarily attributable to an increased percentage of the Company's assets subject to prepayment risk and subsequent reinvestment at lower yields.
    Total loans, exclusive of RALs, were $3.00 billion at June 30, 2003, compared to $2.97 billion at March 31, 2003. Total loans increased 4.2% from $2.88 billion at June 30, 2002.
    "Average commercial loans increased by approximately 6% from the previous quarter and we are seeing a more robust pipeline of lending opportunities," said Thomas. "Many of our core commercial clients are now looking to take advantage of the low interest rate environment to make investments in their businesses. We believe this bodes well for commercial loan activity in the second half of 2003."
    Total deposits, exclusive of those related to RALs, were $3.61 billion at June 30, 2003, compared to $3.55 billion at March 31, 2003 and $3.22 billion at June 30, 2002, an increase of 12.2% year-over-year. Included in the year-over-year increase is a 19.3% increase in non-interest bearing demand deposits.
    Noninterest revenue for the period ending June 30, 2003, was $15.6 million, an increase of 22.4% over noninterest revenue of $12.7 million in the second quarter of 2002.
    Service charges on deposit accounts increased during the second quarter of 2003 to $3.8 million, up 10.9% over the second quarter of last year. Fees generated by the Trust & Investment Services division were $3.5 million, compared with $3.4 million in the second quarter of 2002. Fees from the Refund Transfer product increased by approximately $600,000 from the previous year.
    Income from other service charges, commissions and fees for the quarter ended June 30, 2003 was $3.9 million, an increase of 42.0% over the $2.7 million in the same period of the prior year.
    The Company also recorded a net gain of approximately $600,000 during the second quarter of 2003 on the sale of certain lower yielding securities.
    Total operating expense in the second quarter of 2003 included a $2.1 million charge related to a letter of credit with a customer whose ability to make repayment is in doubt. This charge is reflected in the Other Expense line item. All other letters of credit are considered "pass" rated.
    Pacific Capital Bancorp's operating efficiency ratio for the second quarter of 2003 was 61.28%, compared to 52.02% in the same period last year. Exclusive of the impact of the RAL and RT programs, the Company's operating efficiency ratio for the second quarter of 2003 was 64.12% compared with 54.19% for the same period last year and 61.40% for the quarter ended March 31, 2003. The impact of the provision related to the letter of credit discussed above increased the Company's second quarter 2003 operating efficiency ratio, excluding the RAL/RT program, from 60.41% to 64.12%.

    2003 RAL and RT Programs

    During the second quarter, the Company completed its 2003 Refund Anticipation Loan (RAL) and Refund Transfer (RT) income tax programs. These programs generated approximately $40.6 million in pre-tax income for the first six months of 2003, compared with pre-tax income of $33.7 million generated by the RAL/RT business in the first half of 2002. The Company experienced a lower level of recoveries and higher level of charge-offs related to the 2003 RAL program than expected, which had a negative impact on second quarter net income. For purposes of comparison, while net charge-offs as a percentage of total loans for the program for 2003 (0.90%) were higher than 2002 (0.55%), they were lower than in 2001 (0.85%).

    Asset Quality and Capital Ratios

    During the second quarter, the Company recorded a negative provision for non-RAL credit losses of $1.3 million. The negative provision is attributable to improved credit quality.
    "In virtually all areas of our markets and in all industry sectors within our loan portfolio, excluding the hospitality and wine industries, we are seeing a general trend of improved financial condition among our borrowers," said Thomas. "As a result, we are seeing more loans upgraded and a reduction in both potential problem and nonperforming loans."
    For the quarter ended June 30, 2003, because of the decrease in potential problem and nonperforming loans, the non-RAL related allowance for credit losses decreased to $50.0 million, or 1.67% of total loans, compared to $53.9 million, or 1.81% of total loans, at March 31, 2003. This compares with the industry average of 1.68% of total loans for the Company's peer group, based on data provided as of March 31, 2003.
    Total nonperforming loans decreased $7.0 million, or 11%, in the second quarter to $54.4 million at June 30, 2003, representing 1.81% of total loans. This compares with the industry average of 1.08% of total loans for the Company's peer group, based on data provided as of March 31, 2003.
    Two credits discussed in previous quarters -- one in the wine industry and one in the hospitality industry -- represent approximately 61.5% of total nonperforming loans. The Company has had no material change in its expectations for the inherent loss on each loan and believes it is sufficiently reserved.
    Total nonperforming assets at the end of the second quarter of 2003 represented 1.22% of total assets, a decrease from 1.45% of total assets exclusive of RALs at the end of the prior quarter. This compares with the Company's peer group average of 0.73% of total assets, based on data provided as of March 31, 2003.
    Net charge-offs (exclusive of RALs) for the three months ended June 30, 2003, were $2.6 million, compared with $4.3 million for the three months ended March 31, 2003.
    Annualized net charge-offs to total average loans (both exclusive of RALs) were 0.35% for the three months ended June 30, 2003, compared with 0.59% for the three months ended March 31, 2003. This compares with the Company's peer group average of 0.62%, based on data provided as of March 31, 2003.
    The Company's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies.

    Share Purchase Program Update

    On April 17, 2003, the Company's board of directors authorized the repurchase of up to $20 million of its common stock. Through June 30, 2003, the Company had purchased 73,720 shares of its common stock at an average per share price of $32.69, for a total price of $2.4 million.

    Dividend Increase

    Pacific Capital Bancorp announced a 5% increase in its quarterly dividend, from $0.20 to $0.21 per share. The dividend is payable August 12, 2003, to shareholders of record as of July 22, 2003. The Company continues to maintain a policy of distributing 35%-40% of earnings to its shareholders, and the new dividend rate falls within that range of anticipated 2003 earnings.
    "We are pleased to be able to increase the return to our shareholders," said David W. Spainhour, Chairman of the Board. "Our dividend policy enables us to deliver a growing income stream for shareholders, while also retaining sufficient capital to reinvest in our community bank network and generate profitable long-term growth."

    Ventura County Expansion

    Pacific Capital Bancorp also announced plans today to open its first branch office in the city of Simi Valley, which will be its 12th Ventura County branch office. The branch is scheduled for opening in the first quarter of 2004.
    "Ventura County is the fastest growing segment of our markets and we are committed to increasing our presence in this area," said Thomas. "Based on the demographics of the community of Simi Valley and the competitive landscape, we believe our brand of community banking will be well received by both commercial and retail customers."

    Outlook

    Based on its second quarter financial results, the Company now expects earnings per share for the full year 2003 to be in the range of $2.16 to $2.24, down from its earlier estimate of between $2.21 and $2.32 per fully diluted share. The Company indicated that it has revised its full year earnings estimate due to a lower interest rate environment than initially expected for 2003. The low-end of the revised guidance reflects the potential for another 25 basis point cut in interest rates later in 2003.
    "The 25 basis point cut in interest rates in June will place additional pressure on our net interest margin and preclude us from reaching our initial earnings guidance," said Thomas. "We will continue to focus on the controllable elements of our business -- such as reducing expense levels, maintaining conservative underwriting criteria and generating non-interest revenue -- in order to maximize our profitability in 2003. Going forward, we remain very well positioned to generate strong growth when interest rates return to more normalized levels."
    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank and San Benito Bank. Pacific Capital Bank, N.A. is a 41-branch community bank network serving customers in six Central Coast counties, from the communities of Morgan Hill in the north to Westlake Village/Thousand Oaks in the south.

    Forward Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation and business of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the economic conditions within its markets, the prospects of continued loan and deposit growth, improved credit quality, and the operating characteristics of the Company's income tax refund programs. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others: (1) deterioration in general economic conditions, internationally, nationally or in the State of California; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) increased competitive pressure among financial services companies; (4) the impact of terrorist acts or military actions; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes adversely affecting the business in which Pacific Capital Bancorp engages; and (7) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

    Non-GAAP Amounts and Measures

    This press release contains amounts and ratios that are computed excluding the results of operations of the RAL/RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities primarily during the first and second quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investor find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.
    The table included with this release provides a reconciliation to the same amount or ratio computed consistent with Generally Accepted Accounting Principles (GAAP) for all numbers and ratios reported exclusive of the RAL/RT balances or results.
    In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this filing contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.

PACIFIC CAPITAL BANCORP
Summary Financial Data (Unaudited)
(In thousands except per share earnings):

                                     For the Three-     For the Six-
                                     Month Periods      Month Periods
                                     Ended June 30,     Ended June 30,

                                      2003    2002      2003     2002
Interest income from:
  Loans                            $50,295 $53,101  $129,617 $120,297
  Securities                         9,735  10,923    19,211   21,457
  Federal funds sold and
    resell agreements                  402     129       852      850
  Commercial paper                       -       -         -       50
      Total interest income         60,432  64,153   149,680  142,654
Interest expense on:
  Deposits                           9,382  11,422    19,286   25,350
  Federal funds purchased and
    repurchase agreements               71     337       542      830
  Other borrowed funds               4,029   3,897     7,884    7,021
      Total interest expense        13,482  15,656    27,712   33,201
Net interest income                 46,950  48,497   121,968  109,453
Provision for credit
  losses-RALs                        3,934  (1,238)   11,143    3,389
Provision for credit
  losses--non RAL                   (1,299)  5,934     3,109   15,396
  Net interest income after
   provision for credit losses      44,315  43,801   107,716   90,668
Noninterest revenue:
  Service charges on deposits        3,847   3,470     7,570    6,924
  Trust fees                         3,509   3,374     7,023    7,033
  Refund transfer fees               3,075   2,468    19,535   18,127
  Other service charges,
    commissions and fees, net        3,868   2,724     8,805    4,906
  Net gain on sale of RALs               -       -     8,031   10,170
  Net gain on
    securities transactions            604       -       664       69
  Other income                         674     695     2,801    2,021
    Total noninterest revenue       15,577  12,731    54,429   49,250
Operating expense:
  Salaries and benefits             19,395  18,122    42,937   38,089
  Net occupancy expense              3,593   3,201     7,097    6,658
  Equipment expense                  2,601   1,937     4,767    3,831
  Other expense                     13,350   9,504    28,585   23,299
       Total operating
         expense                    38,939  32,764    83,386   71,877
Income before income taxes          20,953  23,768    78,759   68,041
Income taxes                         7,554   8,546    28,942   25,295
    Net income                     $13,399 $15,222    49,817   42,746

Earnings per share - basic           $0.39   $0.44     $1.45    $1.23
Earnings per share - diluted         $0.38   $0.43     $1.43    $1.22

Average shares for
  basic earnings per share          34,366  34,815    34,437   34,859
Average shares for
  diluted earning per share         34,717  35,005    34,754   35,013
Taxable equivalent adjustment       $1,622  $1,751     3,279    2,833

Net interest margin
  (tax-equivalent)                    4.71%   5.38%     5.91%    5.80%

Operating efficiency ratio           61.28%  52.02%    46.58%   44.51%

Return on average equity             13.52%  17.97%    25.96%   25.80%
Return on average assets              1.21%   1.51%     2.19%    2.05%

Charge-offs -- RAL                  $4,570    $808   $13,712   $6,615
Charge-offs -- non RAL              $4,551  $2,732   $10,476   $7,131
Charge-offs -- total                $9,121  $3,540   $24,188  $13,746

Recoveries -- RAL                     $547  $1,128    $2,569   $3,226
Recoveries -- non RAL               $1,978  $1,113    $3,577   $1,985
Recoveries -- total                 $2,525  $2,241    $6,146   $5,211

Net charge-offs -- RAL              $4,023   $(320)  $11,143   $3,389
Net charge-offs -- non RAL          $2,573  $1,619    $6,899   $5,146
Net charge-offs -- total            $6,596  $1,299   $18,042   $8,535

Annualized net charge-offs
  to average loans - incl RAL         0.88%   0.18%     1.13%    0.58%
Annualized net charge-offs
  to average loans - non RAL          0.35%   0.23%     0.47%    0.36%


                                         As of      As of       As of
                                       6/30/03    12/31/02    6/30/02
Selected EOP Balance Sheet Accounts:
  Loans                             $2,997,876  $3,019,820 $2,877,539
  Allowance for credit losses          $50,031     $53,821    $59,122
  Assets                            $4,538,463  $4,219,213 $4,058,083
  Deposits                          $3,628,431  $3,516,077 $3,233,116
  Equity                              $407,939    $371,075   $354,405

Actual shares
  outstanding at end of period          34,339      34,550     34,731

Book value per share                    $11.88      $10.74     $10.20
Tangible book value per share            10.90        9.74       9.20

Nonperforming assets:
  Loans past due 90 days or
     more and still accruing            $3,931      $1,709     $4,056
  Nonaccrual loans                      50,438      59,818     27,439
  Total nonperforming loans             54,369      61,527     31,495
  Other real estate owned and
    other foreclosed assets                 --         438         --
Total nonperforming assets             $54,369     $61,965     31,495

Nonperforming loans as a
    percentage of total loans
     (excl RAL)                           1.81%       2.04%      1.09%

Nonperforming assets as a
    percentage of total assets
     (excl RAL)                           1.22%       1.47%      0.79%

Allowance for non-RAL credit losses
 as a percentage of nonperforming
  loans                                     92%         87%       188%

Allowance for non-RAL credit losses
 as a percentage of total loans           1.67%       1.78%      2.05%


                                              For the Six-Month
                                           Periods Ended June 30,
Selected average balances:                   2003              2002
   (a)Exclusive of SFAS 115
      adj for investment securities
  Loans--non-RAL                         $2,981,165        $2,845,369
  Loans--RALs                              $245,337          $131,031
  Securities--taxable(a)                   $750,307          $645,664
  Securities--tax exempt(a)                $166,783          $169,434
  Short-term funds                         $132,246          $ 95,924
  Earning assets(a)                      $4,275,838        $3,903,533
  Total Assets                           $4,586,140        $4,201,128
  Noninterest deposits                   $  943,539          $855,508
  Interest-bearing deposits              $2,772,160        $2,621,860
  Other borrowings and LTD                 $378,161          $339,264
  Equity                                   $387,001          $334,071

Average balances
 for the last
  five quarters:
(in thousands)   Average     Average    Average    Average    Average
                   2Q03        1Q03       4Q02       3Q02       2Q02
(a)Exclusive of
    SFAS 115 adj.
     for investment
      securities
ASSETS:
Earning Assets:
 Commercial
  paper            $     -    $     -    $     -    $     -    $     -
 Federal funds
  sold & repos     129,482    135,040     97,367     20,784     26,290
   Total money
    market
     investments   129,482    135,040     97,367     20,784     26,290
 Taxable
  securities(a)    820,239    679,599    649,825    661,783    684,655
 Tax-exempt
  securities(a)    167,413    166,145    165,459    168,568    169,197
  Total
   securities(a)   987,652    845,744    815,284    830,351    853,852
 Commercial
  loans            659,536    621,287    599,044    609,989    638,150
 Consumer loans
    (inc. home
     equity)       395,004    393,690    383,702    358,049    325,537
 Tax refund
  loans             25,280    467,839          -          -     14,156
 Leasing           138,954    138,247    138,658    139,678    138,298
 Commercial real
  estate loans   1,095,856  1,115,126  1,102,252  1,073,114  1,061,722
 Residential
  real
  estate loans     700,333    704,202    707,877    704,287    689,873
    Total loans  3,014,963  3,440,391  2,931,533  2,885,117  2,867,736
       Total
        earning
        assets   4,132,097  4,421,175  3,844,184  3,736,252  3,747,878
Non-earning
 assets
  (inc. credit
   loss allow)     284,589    282,658    284,379    283,835    293,929
       TOTAL(a)  4,416,686  4,703,833  4,128,563  4,020,087  4,041,807
SFAS 115 Adj on
 Investment
   Securities       25,951     19,140     32,859     15,792      3,252
TOTAL ASSETS    $4,442,637 $4,722,973 $4,161,422 $4,035,879 $4,045,059


LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing deposits:
  Savings and interest
    bearing
     transaction
      accounts  $1,558,179 $1,502,976 $1,466,512 $1,394,587 $1,367,495
Time
 certificates of
 deposit         1,222,126  1,260,951  1,198,352  1,175,684  1,161,612
Total interest-
  bearing
   deposits      2,780,305  2,763,927  2,664,864  2,570,271  2,529,107
Repos & FF
 purchased          32,821    138,560     36,025     57,623     90,654
Other borrowings   325,573    259,590    259,475    258,298    273,383
  Total
   interest-
   bearing
    liabilities  3,138,699  3,162,077  2,960,364  2,886,192  2,893,144
Demand deposits    832,896  1,047,143    783,007    747,494    739,486
Other
 liabilities        73,423    137,500     44,574     49,155     72,587
Total
 liabilities     4,045,018  4,346,720  3,787,945  3,682,841  3,705,217
Shareholders'
 equity            397,619    376,253    373,477    353,038    339,842
       TOTAL    $4,442,637 $4,722,973 $4,161,422 $4,035,879 $4,045,059

Net Interest Income
  for the last 5 quarters
  (tax equivalent basis)         2Q03    1Q03   4Q02     3Q02    2Q02

Interest Income:
  Commercial loans             $9,418  $7,842  $8,501  $9,478  $9,677
  Consumer loans
     (inc. home equity)         7,127   7,759   7,852   7,046   6,234
  Tax refund loans              1,844  29,803      19     105   2,455
  Leasing loans                 3,437   3,431   3,453   3,550   3,580
  Commercial real
   estate loans                17,733  19,182  19,837  19,661  19,464
  Residential real
   estate loans                10,936  11,554  11,913  11,928  11,794
     Total loan income         50,495  79,571  51,575  51,768  53,204
  Taxable securities            7,264   7,018   7,968   8,231   8,432
  Tax-exempt securities         3,893   3,866   3,385   4,356   4,139
   Total securities income     11,157  10,884  11,353  12,587  12,571
   Total money market income      402     450     391     105     129
    Total interest income      62,054  90,905  63,319  64,460  65,904

Interest expense:
  Interest-bearing deposits:
    Interest bearing demand
     dep                        2,793   2,747   3,042   2,976   2,889
    Time deposits               6,589   7,157   7,558   7,978   8,533
      Total interest-
        bearing deposits        9,382   9,904  10,600  10,954  11,422
  Repos & Fed funds purchased      71     471     100     254     337
  Other borrowings              4,029   3,855   3,800   3,890   3,897
    Total other interest        4,100   4,326   3,900   4,144   4,234
      Total interest expense   13,482  14,230  14,500  15,098  15,656

Tax equivalent net
   interest income             48,572  76,675  48,819  49,362  50,248
Tax equivalent adjustment      (1,622) (1,657) (1,589) (2,098) (1,751)
Reported net interest income  $46,950 $75,018 $47,230 $47,264 $48,497


                         For the Three-Month      For the Six-Month
                        Periods Ended June 30,  Periods Ended June 30,
RAL Income Statement          2003      2002         2003       2002

Interest income             $ 1,572   $ 2,455      $31,647    $19,102
Interest expense                 21        22          772      1,735
Net interest income           1,551     2,433       30,875     17,367
Provision-RAL                 3,934    (1,238)      11,143      3,389
RT fees                       3,074     2,468       19,535     18,127
Gain on sale of loans             -         -        8,031     10,170
Other service charges,
  commissions and fees, net     647      (346)       2,863       (347)
Total noninterest income      3,721     2,122       30,429     27,950
Noninterest expense           1,575     1,106        9,531      8,265
Income before income taxes     (237)    4,687       40,630     33,663
Income taxes                   (100)    1,876       17,085     14,155
Net income                     (137)    2,811       23,545     19,508


Loan Categories
                                 As of         As of           As of
                                6/30/03       12/31/02        6/30/02
Real estate:
   Residential              $   695,564    $   691,160    $   679,367
   Non-residential              927,657        816,974        752,530
   Construction                 168,442        289,017        312,989
Commercial loans                647,716        653,655        625,149
Home equity loans               124,732        116,704        102,412
Consumer loans                  273,673        288,040        240,143
Leases                          137,037        134,104        134,539
Municipal tax-exempt
 obligations                     23,055         30,166         30,410
Total loans                   2,997,876      3,019,820      2,877,539
Allowance for credit losses      50,031         53,821         59,122
Net loans                   $ 2,947,845    $ 2,965,999    $ 2,818,417


RAL AMOUNTS USED IN COMPUTATION OF NET INTEREST MARGIN EXCLUSIVE
 OF RALs

                                           Three Months Ended
                                             June 30, 2003
                                                             Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  420,284  $ 25,280  $  395,004
Average loans                         3,014,963    25,281   2,989,682
Average total assets                  4,442,637   113,612   4,329,025
Average earning assets                4,132,097    25,281   4,106,816
Average certificates of deposit       2,780,305     2,000   2,778,305
Average interest bearing liabilities  3,138,699     2,000   3,136,699
Consumer loans interest income            8,971     1,572       7,399
Loan interest income                     50,295     1,572      48,723
Interest income                          60,432     1,572      58,860
Interest expense                         13,482        21      13,461



                                           Three Months Ended
                                              June 30, 2002
                                                             Excluding
                                   Consolidated    RAL/RT      RAL/RT

Average consumer loans              $   339,693  $ 14,156  $  325,537
Average loans                         2,867,736    14,156   2,853,580
Average total assets                  4,045,059   107,135   3,937,924
Average earning assets                3,747,878    14,156   3,733,722
Average certificates of deposit       2,529,107     2,000   2,527,107
Average interest bearing liabilities  2,893,144     2,000   2,891,144
Consumer loans interest income            8,746     2,455       6,291
Loan interest income                     53,101     2,455      50,646
Interest income                          64,153     2,455      61,698
Interest expense                         15,656        22      15,634


                                           Three Months Ended
                                             March 31, 2003
                                                             Excluding
                                   Consolidated    RAL/RT      RAL/RT

Average consumer loans              $   861,529  $467,839  $  393,690
Average loans                         3,440,391   467,839   2,972,552
Average total assets                  4,722,973   345,977   4,376,996
Average earning assets                4,421,175   467,839   3,953,336
Average certificates of deposit       2,763,927    40,947   2,722,980
Average interest bearing liabilities  3,162,077    40,947   3,121,130
Consumer loans interest income           37,562    30,075       7,487
Loan interest income                     79,322    30,075      49,247
Interest income                          89,248    30,075      59,173
Interest expense                         14,230       752      13,478


                                             Six Months Ended
                                               June 30, 2003
                                                             Excluding
                                   Consolidated    RAL/RT      RAL/RT

Average consumer loans              $   639,688  $245,337   $ 394,351
Average loans                         3,226,502   245,337   2,981,165
Average total assets                  4,586,140   229,145   4,356,995
Average earning assets                4,275,838   245,337   4,030,501
Average certificates of deposit       2,772,160    21,366   2,750,794
Average interest bearing liabilities  3,150,321    21,366   3,128,955
Consumer loans interest income           46,533    31,647      14,886
Loan interest income                    129,617    31,647      97,970
Interest income                         149,680    31,647     118,033
Interest expense                         27,712       772      26,940


                                             Six Months Ended
                                              June 30, 2002
                                                             Excluding
                                   Consolidated    RAL/RT      RAL/RT

Average consumer loans              $   450,973  $137,109  $  313,864
Average loans                         2,976,400   137,109   2,839,291
Average total assets                  4,201,128   306,439   3,894,689
Average earning assets                3,903,533   131,031   3,772,502
Average certificates of deposit       2,621,860   106,679   2,515,181
Average interest bearing liabilities  2,961,124   106,679   2,854,445
Consumer loans interest income           31,349    19,102      12,247
Loan interest income                    120,297    19,102     101,195
Interest income                         142,654    19,102     123,552
Interest expense                         33,201     1,735      31,466


RECONCILIATION OF OTHER AMOUNTS WITH AND WITHOUT RAL/RT AMOUNTS

                                           Three Months Ended
                                             June 30, 2003
                                                             Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Noninterest revenue                  $   15,577   $ 3,721  $   11,856
Operating expense                        38,939     1,575      37,364
Provision for credit losses              (2,635)   (3,934)      1,299
Provision for income tax                 (7,554)      100      (7,654)
Net income                               13,399      (137)     13,536

                                           Three Months Ended
                                              June 30, 2002
                                                             Excluding
                                   Consolidated    RAL/RT      RAL/RT

Noninterest revenue                  $   12,731   $ 2,122  $   10,609
Operating expense                        14,642       635      14,007
Provision for credit losses              (4,696)    1,238      (5,934)
Provision for income tax                 (8,546)   (1,876)     (6,670)
Net income                               15,222     2,811      12,411

                                           Three Months Ended
                                              March 31, 2003
                                                             Excluding
                                   Consolidated    RAL/RT      RAL/RT

Noninterest revenue                  $   38,852  $ 26,709  $   12,143
Operating expense                        44,447     7,956      36,491
Provision for credit losses             (11,617)   (7,209)     (4,408)
Provision for income tax                (21,388)  (17,185)     (4,203)
Net income                               36,418    23,682      12,736

                                            Six Months Ended
                                              June 30, 2003
                                                             Excluding
                                   Consolidated    RAL/RT      RAL/RT

Noninterest revenue                  $   54,429  $ 30,429  $   24,000
Operating expense                        83,386     9,531      73,855
Provision for credit losses             (14,252)  (11,143)     (3,109)
Provision for income tax                (28,942)  (17,085)    (11,857)
Net income                               49,817    23,545      26,272

                                             Six Months Ended
                                               June 30, 2002
                                                             Excluding
                                   Consolidated    RAL/RT      RAL/RT

Noninterest revenue                  $   49,250  $ 27,950  $   21,300
Operating expense                        33,788     5,291      28,497
Provision for credit losses             (18,785)   (3,389)    (15,396)
Provision for income tax                (25,295)  (14,155)    (11,140)
Net income                               42,746    19,508      23,238


                                    As of        As of        As of
                                   6/30/03      3/31/03      6/30/02

Total end of period loans       $ 2,997,876  $ 3,022,820  $ 2,877,539
Refund loans                             --       51,963           --
Total loans excluding
 refund loans                   $ 2,997,876  $ 2,970,857  $ 2,877,539

Total end of period deposits    $ 3,628,431  $ 3,640,016  $ 3,233,116
Deposits related to
 refund loans                        18,554       90,850       16,091
Total deposits excluded those
  relate to refund loans        $ 3,609,877    3,549,166    3,217,025


RATIOS INCLUDING AND EXCLUDING RAL/RT

                           Three Months Ended     Three Months Ended
                             June 30, 2003           June 30, 2002

                                      Excluding              Excluding
                         Consolidated   RALs    Consolidated    RALs
Return on average assets      1.21%     1.26%       1.51%       1.26%
Operating efficiency         61.28%    64.12%      52.02%      54.19%
Net interest margin           4.71%     4.59%       5.38%       5.14%

                           Six Months Ended         Six Months Ended
                             June 30, 2003           June 30, 2002

                                      Excluding              Excluding
                         Consolidated   RALs    Consolidated    RALs
Return on average assets      2.19%     1.22%       2.05%       1.20%
Operating efficiency         46.58%    62.74%      44.51%      54.77%
Net interest margin           5.91%     4.72%       5.80%       5.07%


                           Three Months Ended
                             March 31, 2003
                                      Excluding
                         Consolidated   RALs
Operating efficiency         38.49%    61.40%
Net interest margin           7.03%     4.86%

    CONTACT: Pacific Capital Bancorp
             Deborah Lewis Whiteley (Investor Relations), 805-884-6680 whiteley@pcbancorp.com